UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2005

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1850 M Street NW, Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 19, 2005, the Compensation and Stock Option Committee (the
"Committee") of the Board of Directors of Varsity Group Inc. (the "Company"), and Board of Directors, upon recommendation of the Committee, approved the acceleration of the vesting of "underwater" unvested stock options held by certain current employees, including executive officers and non-employee directors. A stock option was considered "underwater" if the option exercise price was greater than $4.10 per share, the closing price of the common stock on December 16, 2005.
The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statements of Income in future financial statements upon the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which when adopted by the Company will require all share-based payments to employees, including grants of employee stock options, to be recognized on the Company's financial statements based on their fair values. FAS 123R will become effective as to the Company beginning January 1, 2006. Additionally, the Company believes underwater stock options may not be offering the affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributable to these stock options.

The accelerated vesting was effective as of December 19, 2005, although holders of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986) to purchase 1,320,035 shares of common stock have the opportunity to decline the accelerated vesting in order to prevent changing the status of the incentive stock options for federal income tax purposes to non-qualified stock options. Assuming that no holders of incentive stock options elect to decline the accelerated vesting, options to purchase 1,561,660 shares of the Company's common stock became immediately exercisable on December 19, 2005, of which 962,222 are held by executive officers and non-employee directors. The exercise prices of all accelerated options range from $4.13 to $7.16 per share. The exercise prices of the accelerated options for executive officers and non-employee directors range from $4.54 to $6.60 per share. All other terms and conditions of such options remain unchanged.

The following list summarizes outstanding underwater options held by executive officers which were subject to the acceleration and became exercisable on December 19, 2005 (Name, Position, Options subject to acceleration):

Eric Kuhn, Chairman and CEO, 223,333;

Adam Hanin, Executive Vice President, 353,333;

Jack Benson, CFO, 159,167;

John Kernan, Director, 75,000;

Allen Morgan, Director, 75,000;

Robert Holster, Director, 55,556;

William Pade, Director, 20,833

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: December 23, 2005	By:	/s/ Jack M Benson
Jack M Benson
CFO